EXHIBIT 99.1
Solectron Announces $250 Million Stock Repurchase Program
For Immediate Release: July 26, 2005
MILPITAS, Calif. — Solectron Corporation (NYSE: SLR), a leading provider of electronics manufacturing and integrated supply chain services, announced today that its Board of Directors has authorized a stock repurchase program pursuant to which up to $250 million of the company’s outstanding common stock may be repurchased over the next 12 months through open market transactions. The timing and amount of repurchase transactions will depend on market conditions and corporate and regulatory considerations, and may be suspended or discontinued at any time. The repurchases will be made pursuant to a company 10(b)5-1 trading plan.
“This action demonstrates our confidence in the fundamental strength of Solectron’s business model and our commitment to enhancing shareholder value,” said Mike Cannon, Solectron’s president and chief executive officer. “Our improved operating performance and strong working capital metrics have provided us with sufficient resources to fund our growth initiatives, meet future debt obligations and repurchase our stock.”
As of the third quarter ended May 31, 2005, the company had approximately 972 million shares of common stock outstanding, and a cash balance of $1.6 billion.
Safe Harbor
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended regarding our planned stock repurchase program, and our ability to continue to improve our working capital metrics, fund growth initiatives and meet future debt obligations. These forward-
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looking statements involve a number of risks and uncertainties, and are based on current expectations, forecasts and assumptions.
Actual outcomes and results could differ materially. These risks and uncertainties include: our ability to continue to win and satisfy customers; reliance on major customers; the present and future strength of the worldwide economy overall, and in the telecommunications and other electronics technology sectors in particular; our ability to continue to improve our operating metrics; the accuracy of our projections of cash flows and capital requirements; incurring more restructuring-related charges than currently anticipated; our ability to complete our restructuring plan within the stated timeframe; the risk of price fluctuation; fluctuations in operating results; changes in technology; competition; variations in demand forecasts and orders that may give rise to operational challenges such as excess plant, equipment and materials; risks associated with international sales and operations; our ability to properly manage acquisitions; any unidentified weaknesses or deficiencies in our internal controls over financial reporting; interest rate risk; existing and new environmental regulations; market and segment risk; our ability to retain key personnel; and the impact of our outstanding litigation and other contingent liabilities.
For a further list and description of risks and uncertainties, see the reports filed by Solectron with the Securities and Exchange Commission, specifically Forms 8-K, 10-K/A, 10-Q, S-3 and S-4. Solectron disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
About Solectron
Solectron (www.solectron.com) provides a full range of worldwide manufacturing and integrated supply chain services to the world’s premier high-tech companies. Solectron’s offerings include new product design and introduction services, materials management, product manufacturing, and product warranty and end-of-life support. The company is based in Milpitas, Calif., and had sales from continuing operations of $11.64 billion in fiscal 2004.
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Analyst Contact:
Perry G. Hayes, Solectron Corporation, +1 (408) 956 7543 (U.S.), perryhayes@solectron.com
Media Contact:
Monika Raj, Solectron Corporation, +1 (408) 956 6529 (U.S.), monikaraj@solectron.com